Exhibit T3A.7

               State of Rhode Island and Providence Plantations
                             BUSINESS CORPORATION
                                ---------------

                      ORIGINAL ARTICLES OF INCORPORATION
                                ---------------

         The undersigned acting as incorporator(s) of a corporation under Chapter 7-1.1 of the General Laws, 1956, as amended, adopt(s) the following Articles of Incorporation for such corporation:

         FIRST.  The name of the corporation is B.M.W. Textile Company, Ltd.

         SECOND. The name of its duration is (if perpetual, so state)
                    Perpetual
                    ---------

         THIRD. The purpose or purposes for which the corporation is organized are:

              To engage in the business of textile converting, textile weaving, textile design, textile finishing, textile dyeing and manufacturing and sale of any and all textile products and yarn.

         The corporation shall have power: (See ss.7-1.1-4 of the General Laws, 1956, as amended.)

(a) To have perpetual succession by its corporate name unless a limited period of duration is stated in the articles of incorporation.

(b)      To sue and be sued, complain and defend, in its corporate name.

(c) To have a corporate seal which may be altered at pleasure, and to use the same by causing it, or a facsimile thereof, to be impressed or affixed or in any other manner reproduced.

(d) To purchase, take, receive, lease, or otherwise acquire, own hold, improve, use and otherwise deal in and with, real or personal property, or any interest therein, wherever situated.

(e) To sell, convey, mortgage, pledge, lease, exchange, transfer and otherwise dispose of all or any part of its property and assets.

(f)      To lend money and to use its credit to assist its employees.

(g) To purchase, take, receive, subscribe for, or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in, or obligations of, other domestic or foreign corporations, associations, partnerships or individuals, or direct or indirect obligations of the United States or of any other government, state, territory, governmental district or municipality or of any instrumentality thereof.

(h) To make contracts and guarantees and incur liabilities, borrow money at such rates of interest as the corporation may determine, issue its notes, bonds, and other obligations, and secure any of its obligations by mortgage or pledge of all or any of its property, franchises, and income.

(i) To lend money for its corporate purposes, invest and reinvest its funds, and take and hold real and personal property as security for the payment of funds so loaned and invested.

(j) To conduct its business, carry on its operations, and have offices and exercise the powers granted by this chapter, within or without this state.

(k) To elect or appoint officers and agents of the corporation, and define their duties and fix their compensation.

(l) To make and alter by-laws, not inconsistent with its articles of incorporation or with the laws of this state, for the administration and regulation of the affairs of the corporation.

(m) To make donations for the public welfare or for charitable, scientific or educational purposes.

(n) To transact any lawful business which the board of directors shall find will be in aid of governmental authority.

(o) To pay pensions and establish pension plans, pension trusts, profit-sharing plans, stock bonus plans, stock option plans and other incentive plans for any or all of its directors, officers and employees.

(p) To provide insurance for its benefit on the life of any of its directors, officers, or employees, or on the life of any stockholder for the purpose of acquiring at his death shares of its stock owned by such stockholder.

(q) To be a promoter, partner, member, associate, or manager of any partnership, enterprise or venture.

(r) To have and exercise all powers necessary or convenient to effect its purposes.


         FOURTH. The aggregate number of shares which the corporation shall have authority to issue is:

(s)      If only one class: Total number of shares  One thousand (1,000) N.P.V.
                                                    ---------------------------
                  (If the authorized shares are to consist of one class only, state the par value of such shares or a statement that all of such shares are to be without par value.)

                                      or

(t)      If more than one class:  Total number of shares ____________________

                  (State (A) the number of shares of each class thereof that are to have a par value of each share of each such class, and /or (B) the number of such shares that are to be without par value, and (C) a statement of all or any of the designations and the powers, preferences and rights, including voting rights, and the qualifications, limitations or restrictions thereof, which are permitted by the provisions of title 7 of the General Laws in respect of any class or classes of stock of the corporation and the fixing of which by the articles of association is desired, and an express grant of such authority as it may then be desired to grant to the board of directors to fix by vote or votes any thereof that may be desired but which shall not be fixed by the articles.)

         FIFTH. Provisions (if any) dealing with the preemptive right of shareholders pursuant toss.7-1.1-24 of the General Laws, 1956, as amended:

         The holders of common stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized), have the right, during such period of time and on such conditions as the Board of Directors shall prescribe, to subscribe to and purchase such shares in proportion to their respective holdings of common stock, at such price or prices as the Board of Directors may from time to time fix and as may be permitted by law.

         SIXTH. Provisions (if any) for the regulation of the internal affairs of the corporation: None

         SEVENTH. The address of the initial registered office of the corporation is 245 Pawtucket Avenue, Pawtucket, R.I. 02860 (add Zip Code) and the name of its initial registered agent at such address is: Marvin Ball

         EIGHTH. The number of directors constituting the initial board of directors of the corporation is four and the names and addresses of the persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and shall qualify are:



         (If this is a close corporation pursuant toss.7-1.1-51 of the General Laws, 1956, as amended, state the name(s) and address(es) of the officers of the corporation.) (NOT APPLICABLE)

         Name                                       Address
         ----                                       -------

Marvin Ball                              245 Pawtucket Avenue,
                                         Pawtucket, R.I.  02860
 ..........................               .....................................

Jerome E. Ball                           38 W. 32nd St., New York, N.Y. 10001
 ..........................               .....................................

Lawrence S. Milowitz                     30 Irving Place, New York, N.Y. 10003
 ..........................               .....................................

Arnold Weinberg                          30 Irving Place, New York, N.Y. 10003
 ..........................               .....................................


         NINTH.  The name and address of each incorporator is:

         Name                                       Address
         ----                                       -------

Joan Brunson                              115-24 200th Street,
                                          St. Albans, N.Y.  11412
 ..........................                ....................................


         TENTH. Date when corporate existence to begin (not more than 30 days after filing of these articles of incorporation):

                                Upon filing
---------------------------------------------------------------------------

         Dated  July 3, 1985

                                                /s/ Joan Brunson
                                            ...................................
                                                    Joan Brunson



STATE OF NEW YORK               } In the City }  of New York
COUNTY OF NEW YORK

in said county this 3rd day of July , A.D. 1985 then personally appeared before me Joan Brunson each and all known to me and known by me to be the parties executing the foregoing instrument, and they severally acknowledged said instrument by them subscribed to be their free act and deed.

                                                /s/ Vicki Matsil
                                           .................................
                                                    Notary Public



               State of Rhode Island and Providence Plantations

                             ARTICLES OF AMENDMENT
                                    TO THE
                           ARTICLES OF INCORPORATION
                                      OF

                         B.M.W. TEXTILE COMPANY, LTD.
                    --------------------------------------


         Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST:  The name of the corporation is  B.M.W. Textile Company, Ltd.
                                                 -----------------------------

         SECOND: The shareholders of the corporation on December 22, 1986, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation.

                             [Insert Amendment(s)]

                  Article First of the Articles of Incorporation at this corporation shall be amended to read as follows:

        "The name of the corporation is The Balson-Hercules Group Ltd."

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 1,000 Common ; and the number of shares entitled to vote thereon was 600 Common

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert "none")

                  Class                            Number of Shares
                  -----                            ----------------

                  NONE

         FIFTH: The number of shares voted for such amendment was 600 ; and the number of shares voted against such amendment was - 0 - .

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert "none") -

                  Class                            Number of Shares
                  -----                            ----------------

                  NONE


         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (if no change, so state)

         NO CHANGE


         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (if no change, so state)

         NO CHANGE





Dated:  December    , 1986                B.M.W. Textile Company, Ltd.


                                          By:      /s/ Marvin Ball
                                             ---------------------------------
                                                   Its:  Vice President


                                          and

                                                   /s/ Herbert L. Wilson
                                              --------------------------------
                                                   Its:  Ass't. Secretary



STATE OF RHODE ISLAND                 }SC.
COUNTY OF PROVIDENCE

    At Providence in said county on this 30th day of December, 1986, personally appeared before me Marvin Ball, who, being by me first duly sworn, declared that he is the Vice President of B.M.W. Textile Company, Ltd. that he signed the foregoing document as Vice President of the corporation, and that the statements therein contained are true.

                                            /s/ Bruce A. Leesh
                                      ................................
                                                Notary Public
(NOTARIAL SEAL)



Filing fee:  $50.00                                         Corp. I.D. # 35059

               State of Rhode Island and Providence Plantations

                             ARTICLES OF AMENDMENT
                                      TO
                           ARTICLES OF INCORPORATION
                                      OF
                        THE BALSON-HERCULES GROUP LTD.

         Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

         FIRST: The name of the corporation is The Balson-Hercules Group Ltd.

         SECOND: The shareholders of the corporation on November 30, 1995, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

         Article FOURTH of the Articles of Incorporation of the corporation is amended in its entirety to read as follows:

         "FOURTH: The aggregate number of shares which the corporation shall have authority to issue is:

         (a)  If only one class:  TOTAL number of shares
              6,000 shares common stock without par value.

         THIRD: The number of shares of the corporation outstanding at the time of such adoption was 925; and the number of shares entitled to vote thereon was 925.

         FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: None.

         FIFTH: The number of shares voted for such amendment was 925 and the number of shares voted against such amendment was 0.

         SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: None

         SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: None.

         EIGHTH: The manner in which such amendment effects a change in the amount of stated capital as changed by such amendment, are as follows: No change.



Dated:  December 15, 1995         THE BALSON-HERCULES GROUP LTD.


                                  By:    /s/  Paul J. Bamatter
                                         -----------------------------------
                                         Paul J. Bamatter
                                         Vice-President, Strategic Planning



                                  By:    /s/ C. Suzanne Crawford
                                         -----------------------------------
                                         C. Suzanne Crawford
                                         Director Legal Affairs and
                                         Corporate Secretary

SOLEMNLY DECLARED AND AFFIRMED before me at the City of Montreal, Province of Quebec, Canada on December 15, 1995.


/s/ illegible
---------------------------
Commission of Oaths




FILING FEE $50.00                                            ID NUMBER:  35059


               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                       Office of the Secretary of State
                             Corporations Division
                             100 North Main Street
                      Providence, Rhode Island 02903-1335

                             BUSINESS CORPORATION
                                 ------------


                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                      (To Be Filed In Duplicate Original)


PURSUANT TO THE PROVISIONS OF SECTION 7-1.1-56 OF THE GENERAL LAWS, 1956, AS AMENDED, THE UNDERSIGNED CORPORATION ADOPTS THE FOLLOWING ARTICLES OF AMENDMENT TO ITS ARTICLES OF INCORPORATION:

1.   The name of the corporation is The Balson-Hercules Group Ltd.
                                    -------------------------------

2. The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on June 1, 2001, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended adopted the following amendment(s) to the Articles of
     Incorporation:


                           [Insert Amendment(s)]
   (If additional space is required, please list on separate attachment)

       Article 1 of the Articles of Incorporation of the corporation be amended in its entirety to read as follows:

      "1.  The name of the corporation is the Balson-Erlanger Group Ltd."


3. The number of shares of the corporation outstanding at the time of such adoption was 1,200; and the number of shares entitled to vote thereon was 1,200.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert "none.")

            Class                                    Number of Shares
            -----                                    ----------------
            none

5. The number of shares voted for such amendment was 1,200; and the number of shares voted against such amendment was -0-.

6. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (If inapplicable, insert "none.")

                                                     Number of Shares Voted
                                                     ----------------------
            Class                                    For            Against
            -----                                    ---            -------
            None


7. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

     No change

8. The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows: (If no change, so state)

     No change

9. As required by Section 7-1.1-57 of the General Laws, the corporation has paid all fees and franchise taxes.

10.  Date when amendment is to become effective upon  filing
                                                     -----------
                                               (not prior to, nor more than 30
                                               days after, the filing of these
                                               articles of amendment)


DATE:  JUNE 1, 2001                   THE BALSON-HERCULES GROUP, LTD.
                                      ---------------------------------
                                         Print Corporate Name


                                      By /s/   Alex Di Palma
                                         ------------------------
                                      | | President or |x| Vice President
                                        (check one)

                                      By /s/   C. Suzanne Crawford
                                         -------------------------
                                      |x| Secretary or | | Assistant Secretary
                                        (check one)




CITY OF SAINT-LAURENT
PROVINCE OF QUEBEC

         In Saint-Laurent, on this 1st day of June, 2001 personally appeared before me Alex DiPalma who, being by me first duly sworn, declared that he/she is the Vice-President of the corporation and that he/she signed the foregoing document as such officer of the corporation, and that the statements herein contained are true.

/s/ Sonia Cicciarelli
-----------------------------
Commissioner of Oaths

My Commission Expires:     April 12, 2002




Filing Fee  $50.00                                ID Number: _________________

               STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS
                       Office of the Secretary of State
                             Corporations Division
                             100 North Main Street
                      Providence, Rhode Island 02903-1335

                             BUSINESS CORPORATION
                                 ------------

                         ARTICLES OF AMENDMENT TO THE
                           ARTICLES OF INCORPORATION
                      (To Be Filed In Duplicate Original)

Pursuant to the provisions of Section 7-1.1-55 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.       The name of the corporation is  The Balson-Erlanger Group Ltd.
                                         ----------------------------------

2. The shareholders of the corporation (or, where no shares have been issued, the board of directors of the corporation) on, November 28, 2001, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

                             [Insert Amendment(s)]
     (If additional space is required, please list on separate attachment)

         Article 1 of the Articles of Incorporation of the Corporation be amended in its entirety to read as follows:

          "1. The name of the corporation is Consoltex International Inc."

3. The number of shares of the corporation outstanding at the time of such adoption was [1,200] and the number of shares entitled to vote thereon was 1,200.

4. The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (If inapplicable, insert "none.")

         Class                  Number of Shares
         -----                  ----------------

         None

5. The number of shares voted for such amendment was 1,200; and the number of shares voted against such amendment was: -0-

6. The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (If inapplicable, insert "none.")

                                          Number of Shares Voted
                                  ---------------------------------------
            Class                      For                    Against
            -----                      ---                    -------

    --------------------------    -------------------    ----------------
    --------------------------    -------------------    ----------------
    --------------------------    -------------------    ----------------
    --------------------------    -------------------    ----------------
    --------------------------    -------------------    ----------------


7. The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

         No change
         ---------

8. The manner in which such amendment effects a change in the amount of stated capital, and the amount (expressed in dollars) of stated capital as changed by such amendment, are as follows:
         (If no change, so state)

         No change
         ---------

9. As required by Section 7-1.1-57 of the General Laws, the corporation has paid all fees and franchise taxes.

10.      Date when amendment is to become effective  December 10, 2001
                                                    ----------------------
                                                (not prior to, nor more than
                                                 30 days after, the filing
                                                 of these articles of amendment)

Date:  November 28, 2001         The Balson-Erlanger Group Ltd.
       -----------------         -------------------------------
                                 Print Corporate Name


                                 By: /s/ Alex Di Palma
                                     ----------------------------------------
                                 [ ] President or |X| Vice President
                                     (check one)


                                 By: /s/ C. Suzanne Crawford
                                     ----------------------------------------
                                 |X| Secretary or [ ] Assistant Secretary
                                     (check one)


     CITY OF  Saint-Laurent
     PROVINCE OF  Quebec

         In Saint-Laurent , on this 28th day of November, 2001 , personally appeared before me Alex Di Palma who, being by me first duly sworn, declared that he/she is the Vice-President of the corporation and that he/she signed the foregoing document as such officer of the corporation, and that the statements herein contained are true.

                             /s/ Sonia Cicciarelli
                             -----------------------------------------
                                 Commissioner of Oaths
                                 My Commission Expires:  April 12, 2002